                                                                      Exhibit 99



                       C-COR.net CORP. STOCK OPTION PLAN
               (For Employees of MobileForce Technologies, Inc.)



         (Formerly the MobileForce Technologies, Inc. 1997 Stock Plan)


                 Amended and Restated Effective April 27, 2001

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
SECTION 1.  Establishment And Purpose.................................         4

SECTION 2.  Administration............................................         5

     (a)     Committees...............................................         5

     (b)     Authority of the Committee...............................         5

SECTION 3.  Eligibility...............................................         5

     (a)     General Rule.............................................         5

SECTION 4.  Stock Subject To Plan.....................................         5

     (a)     Basic Limitation.........................................         5

     (b)     Additional Shares........................................         6

SECTION 5.  Terms And Conditions Of Options...........................         6

     (a)     Conversion of MobileForce Options........................         6

     (b)     Stock Option Agreement...................................         6

     (c)     Number of Shares.........................................         6

     (d)     Exercise Price...........................................         6

     (e)     Withholding Taxes........................................         6

     (f)     Exercisability...........................................         6

     (g)     Basic Term...............................................         7

     (h)     Nontransferability.......................................         7

     (i)     Termination of Service (Except by Death).................         7

     (j)     Leaves of Absence........................................         7

     (k)     Death of Optionee........................................         8

     (l)     No Rights as a Stockholder...............................         8

     (m)     Modification, Extension and Assumption of Options........         8

SECTION 6.  Payment For Shares........................................        8

     (a)     General Rule.............................................        8

     (b)     Surrender of Stock.......................................        8

     (c)     Promissory Note..........................................        8

     (d)     Exercise/Sale............................................        9

     (e)     Exercise/Pledge..........................................        9

SECTION 7.  Adjustment Of Shares......................................        9

     (a)     General..................................................        9

     (b)     Mergers and Consolidations...............................        9

     (c)     Reservation of Rights....................................        9

SECTION 8.  Securities Law Requirements...............................       10

     (a)     General..................................................       10

     (b)     Financial Reports........................................       10

SECTION 9.  No Retention Rights.......................................       10

SECTION 10. Duration and Amendments...................................       10

     (a)     Term of the Plan.........................................       10

     (b)     Right to Amend or Terminate the Plan.....................       10

     (c)     Effect of Amendment or Termination.......................       10

SECTION 11. Definitions...............................................       10

     (a)     "Agreement"..............................................       10

     (b)     "Agreement Terms"........................................       11

     (c)     "Broadband"..............................................       12

     (d)     "C-COR.net"..............................................       12

     (e)     "C-COR.net Common Stock" or "Stock"......................       12

     (f)     "Change in Control"......................................       12

     (g)     "Code"...................................................       12

     (h)     "Committee"..............................................       12

     (i)     "Consultant".............................................       12

     (j)     "Converted Option".......................................       12

     (k)     "Disability".............................................       12

     (l)     "Employee"...............................................       13

     (m)     "Exercise Price".........................................       13

     (n)     "ISO"....................................................       13

     (o)     "MobileForce"............................................       13

     (p)     "MobileForce Option".....................................       13

     (q)     "Nonstatutory Option"....................................       13

     (r)     "Option" or "C-COR.net Option"...........................       13

     (s)     "Optionee"...............................................       13

     (t)     "Outside Director".......................................       13

     (u)     "Parent".................................................       13

     (v)     "Plan"...................................................       13

     (w)     "Restatement Effective Date".............................       13

     (x)     "Service"................................................       13

     (y)     "Share"..................................................       14

     (z)     "Stock Option Agreement".................................       14

     (aa)    "Subsidiary".............................................       14

     (bb)    "Worldbridge"............................................       14

SECTION 12. Execution.................................................       14

                       C-COR.net Corp. Stock Option Plan
               (For Employees of MobileForce Technologies, Inc.)


         (Formerly the MobileForce Technologies, Inc. 1997 Stock Plan)


          WHEREAS, MobileForce Technologies, Inc. ("MobileForce") heretofore established and maintained the MobileForce Technologies, Inc. 1997 Stock Plan (the "Plan"), a stock option plan intended to offer selected individuals the opportunity to acquire a proprietary interest in the success of MobileForce, through the granting of options to purchase shares of MobileForce common stock ("MobileForce Options"); and

          WHEREAS, pursuant to an Agreement and Plan of Merger among MobileForce, C-COR.net Corp. ("C-COR.net") and Broadband Management Solutions, LLC (the "Agreement"), MobileForce has become, effective April 27, 2001 (the "Restatement Effective Date"), an indirect wholly-owned subsidiary of C-COR.net; and

          WHEREAS, following the Restatement Effective Date, MobileForce was converted into a limited liability company with Worldbridge Broadband Services, Inc. ("Worldbridge"), a wholly-owned subsidiary of C-COR.net, as its sole member, and was renamed Broadband Management Solutions, LLC ("Broadband").

          WHEREAS, Section 8(b) of the Plan (as constituted immediately prior to this restatement) provides that, in the event MobileForce is a party to a merger or consolidation, outstanding MobileForce Options shall be subject to the terms of the agreement of merger or consolidation; and

          WHEREAS, Section 3.2(c) of the Agreement provides that, as of the Restatement Effective Date, each outstanding MobileForce Option under the Plan will be converted into a fully vested option to purchase the common stock of C-COR.net (a "C-COR.net Option") in accordance with the formula described in the Agreement; and

          WHEREAS, Worldbridge, as the sole member of Broadband, desires to amend and restate the Plan in its entirety, as the "C-COR.net Corp. Stock Option Plan (For Employees of MobileForce Technologies, Inc.)" to effectuate the terms of Section 3.2(c) of the Agreement with respect to outstanding MobileForce Options and otherwise to reflect the status of Broadband as an indirect wholly-owned subsidiary of C-COR.net on and after the Restatement Effective Date.

          NOW THEREFORE, effective as of the Restatement Effective Date, the Plan is continued, amended and restated as hereinafter set forth.

                    SECTION 1 - Establishment And Purpose.

     The purpose of the Plan, as amended and restated on and after the Restatement Effective Date, is to permit those individuals who, as of the Restatement Effective Date, held outstanding MobileForce Options under the Plan to purchase the common stock of C-COR.net by means of the conversion of their MobileForce Options into C-COR.net Options. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

     The terms of the Plan as herein restated apply solely to Optionees with respect to MobileForce Options converted to C-COR.net Options as of the Restatement Effective Date. The rights of individuals not described in the preceding sentence shall be governed solely by the terms of the Plan prior to the Restatement Effective Date. No new Options will be granted following the Restatement Effective Date.

     Capitalized terms are defined in Section 12.

                          SECTION 2 - Administration.

(a) Committees. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more officers or employees of Broadband who have been appointed by Worldbridge. Each Committee shall have such authority and be responsible for such functions as Worldbridge has assigned to it. If no Committee has been appointed, Worldbridge shall administer the Plan. Any reference to Worldbridge in the Plan shall be construed as a reference to the Committee (if any) to whom Worldbridge has assigned a particular function.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee (or Worldbridge, if no Committee has been appointed) shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Committee (or Worldbridge, if no Committee has been appointed) shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.

                           SECTION 3 - Eligibility.


(a) General Rule. On and after the Restatement Effective Date, the only individuals eligible to participate in the Plan are those Employees, former Employees, Outside Directors and Consultants who, immediately prior to the Restatement Effective Date, held outstanding MobileForce Options under this Plan. Other than the Converted Options, no more Options shall be granted on and after the Restatement Effective Date.


                      SECTION 4 - Stock Subject To Plan.

(a) Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Converted Options) shall not exceed 500,000 Shares, subject to adjustment pursuant to Section 7. The number of Shares that are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the

Plan. C-COR.net, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional Shares. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall not again be made available for the purposes of the Plan. No Options other than the Converted Options will be granted on or after the Restatement Effective Date. In the event that Shares issued under the Plan are reacquired by C-COR.net pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall not be made available for the purposes of new grants under the Plan. The aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed 500,000 Shares (subject to adjustment pursuant to Section 7).


                 SECTION 5 - Terms And Conditions Of Options.

(a) Conversion of MobileForce Options. Following the Restatement Effective Date, and pursuant to authority set forth in Section 7(b), each outstanding and unexercised MobileForce Option immediately prior to the Restatement Effective Date shall be converted into a C-COR.net Option pursuant to the Agreement Terms (a "Converted Option"). There shall be provided to each Optionee with respect to a MobileForce Option a certificate of conversion which shall set forth the Stock Option Agreement between the Optionee and C-COR.net with respect to the Converted Option.

(b) Stock Option Agreement. Each Converted Option shall be evidenced by a Stock Option Agreement (incorporating a Certificate of Conversion and Assumption) between the Optionee and C-COR.net. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which Worldbridge deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(c) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Converted Option and shall provide for the adjustment of such number in accordance with Section 7. The Stock Option Agreement shall also specify whether the Converted Option is an ISO or a Nonstatutory Option.

(d) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of a Converted Option shall as determined in accordance with the Agreement Terms. The Exercise Price shall be payable in a form described in Section 6.

(e) Withholding Taxes. As a condition to the exercise of a Converted Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(f) Exercisability. Each Stock Option Agreement shall specify that each Converted Option is exercisable in full on or after the Restated Effective Date. A Converted Option may be exercised at any time during the Option's term, or until it otherwise expires or is cancelled pursuant to the Plan.

(g) Basic Term. The Stock Option Agreement shall specify the term of the Converted Option. The term shall not exceed 10 years from the date of its original grant as a MobileForce Option. (In the case of MobileForce Option which is intended to be an ISO, any such MobileForce Option that had been granted to an individual who owned, at the time of grant, more than 10% of the total combined voting power of all classes of outstanding stock of MobileForce or any of its subsidiaries was required by its terms to not be exercisable after the expiration of five years from the date of grant. Any Converted Option with respect to such a MobileForce Option which provides for a longer exercise period will no longer qualify as an ISO.) Subject to the preceding sentence, Worldbridge in its sole discretion shall determine when an Option is to expire.

(h) Nontransferability. No Option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(i) Termination of Service (Except by Death). If an Optionee's Service terminates for any reason other than the Optionee's death, then the Optionee's Options shall expire on the earliest of the following occasions:

     (i)    The expiration date determined pursuant to Subsection (g) above;

     (ii) The date three months after the termination of the Optionee's Service for any reason other than Disability, or such later date as may be provided in the Stock Option Agreement or as Worldbridge may determine; or

     (iii) The date six months after the termination of the Optionee's Service by reason of Disability, or such later date as may be provided in the Stock Option Agreement or as Worldbridge may determine.

     The Optionee may exercise all or part of the Optionee's Converted Options at any time before the expiration of such Options under the preceding sentence. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance.

(j) Leaves of Absence. For purposes of Subsection (i) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by C-COR.net or the Parent or Subsidiary that employs the Optionee in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by C-COR.net or the Parent or Subsidiary that employs the Optionee).

(k) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee's Options shall expire on the earlier of the following dates:

     (i)  The expiration date determined pursuant to Subsection (g) above; or

     (ii) The date 12 months after the Optionee's death.

     All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance.

(l) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, Worldbridge may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by C-COR.net or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.


                        SECTION 6 - Payment For Shares.

(a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 6.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to C-COR.net in good form for transfer and shall be valued at their fair market value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause C-COR.net to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Promissory Note. To the extent that a Stock Option Agreement so provides, all or a portion of the Exercise Price of Shares issued under the Plan may be paid with a full- recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, Worldbridge (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by C-COR.net) of an irrevocable direction to a securities broker approved by C-COR.net to sell Shares and to deliver all or part of the sales proceeds to C-COR.net in payment of all or part of the Exercise Price and any withholding taxes.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by C-COR.net) of an irrevocable direction to pledge Shares to a securities broker or lender approved by C-COR.net, as security for a loan, and to deliver all or part of the loan proceeds to C-COR.net in payment of all or part of the Exercise Price and any withholding taxes.

                       SECTION 7 - Adjustment Of Shares.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, Worldbridge shall make appropriate adjustments in one or more of (i) the number of Shares covered by each outstanding Option or (ii) the Exercise Price under each outstanding Option.

(b) Mergers and Consolidations. In the event that C-COR.net or Broadband is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionees' consent, may provide, without limitation, for:

(i) The continuation of such outstanding Options by C-COR.net (if C-COR.net is the surviving corporation);

(ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

(iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

(iv) The cancellation of such outstanding Options without payment of any consideration.

(c) Reservation of Rights. Except as provided in this Section 7, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by C-COR.net of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of C-COR.net to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                   SECTION 8 - Securities Law Requirements.

(a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which C-COR.net's securities may then be traded.

(b) Financial Reports. C-COR.net each year shall furnish to Optionees its balance sheet and income statement, unless such Optionees or stockholders are key Employees whose duties with C-COR.net assure them access to equivalent information. Such balance sheet and income statement need not be audited.

                       SECTION 9  - No Retention Rights.

     Nothing in the Plan or in any Option granted under the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of C-COR.net (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

                    SECTION 10  - Duration and Amendments.

(a) Term of the Plan. The Plan became effective on the date of its original adoption by MobileForce's Board of Directors and its approval by MobileForce's stockholders. The Plan shall terminate automatically 10 years after its original adoption and may be terminated on any earlier date pursuant to Subsection (b) below. Effective as of the Restatement Effective Date, the Plan is amended and restated as described herein, but such restatement does affect the original termination date.

(b) Right to Amend or Terminate the Plan. Worldbridge may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan after the Restatement Effective Date which increases the number of Shares available for issuance under the Plan (except as provided in Section 7), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of C-COR.net's stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

                           SECTION 11 - Definitions.

(a) "Agreement" shall mean the Agreement and Plan of Merger among MobileForce, C-COR.net and Broadband Management Solutions, LLC whereby, affective as of the Restatement Effective Date, MobileForce became the indirect wholly-owned subsidiary of C- COR.net. and was subsequently converted into a limited liability company and renamed Broadband Management Solutions, LLC. The Agreement provides for the conversion of outstanding MobileForce Options as of the Restatement Effective Date into C-COR.net Options, pursuant to the Agreement Terms.

(b) "Agreement Terms" shall mean the provisions of Section 3.2(c) of the Agreement, which provide that, as of the Restatement Effective Date, each outstanding MobileForce Option under the Plan be converted into a fully vested option (a "C-COR.net Option") to purchase the number of shares of C-COR.net Common Stock, as determined by multiplying the number of shares of MobileForce Common Stock subject to such MobileForce Option, at the Restatement Effective Date, by the Conversion Ratio (as hereinafter defined), with the exercise price per share for each such C- COR.net Option being equal to the exercise price of the MobileForce Option immediately prior to the Restatement Effective Date divided by 0.10 (provided that C-COR.net will in no event be required to issue C-COR.net Options for shares of C-COR.net Common Stock in excess of 500,000, as adjusted pursuant to Section 7). For purposes of the foregoing, the "Conversion Ratio" is .088574, determined by dividing 500,000 C-COR.net Options by the number of outstanding MobileForce Options immediately prior to the Restatement Effective Date. If any of the foregoing conversion calculations result in a C-COR.net Option being exercisable for a fraction of a share, then the number of shares of C-COR.net Common Stock issuable upon exercise of the Option will be rounded to the nearest whole number with no cash being payable for such fractional share. Pursuant to the foregoing, each Converted Option shall be subject to the following terms:

          i. except as required by Section 424 of the Code and the regulations thereunder with respect to a modification of the exercise period for a former ISO prior to the Restatement Effective Date, each Converted Option shall be of the same type (ISO or Nonstatutory Option) as the MobileForce Option(s) from which it was converted;

          ii. the exercise price per share for each such Converted Option is equal to the exercise price per share of the MobileForce Option from which it was converted, immediately prior to the Restatement Effective Date, divided by 0.10;

          iii. each such Converted Option shall be fully vested so that the Optionee's right to exercise it in full is not contingent on his or her performance of services after the Restatement Effective Date for C-COR.net or Parent or a Subsidiary; and

          iv. the term of each Converted Option shall be the same as that under the MobileForce Option(s) from which it is converted (including any extension of the post-service exercise period of a MobileForce Option granted by the MobileForce Board of Directors prior to the Restatement Effective Date).

(c) "Broadband" shall mean Broadband Management Solutions, LLC, formerly MobileForce Technologies, Inc. Following the Restatement Effective Date, MobileForce Technologies, Inc. was converted into a limited liability company with Worldbridge as its sole member, and renamed Broadband Management Solutions, LLC.

(d) "C-COR.net" shall mean C-COR.net Corp., a Pennsylvania corporation, which as of the Restatement Effective Date pursuant to the Agreement has acquired all of the common stock of MobileForce.

(e) "C-COR.net Common Stock" or "Stock" shall mean the common stock of C-COR.net, $.05 par value per share.

(f)  "Change in Control" shall mean:

     (i) The consummation of a merger or consolidation of C-COR.net with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of C-COR.net immediately prior to such merger, consolidation or other reorganization; or

     (ii) The sale, transfer or other disposition of all or substantially all of C-COR.net's assets.

     A transaction shall not constitute a Change in Control if its sole purpose is to change the state of C-COR.net's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held C-COR.net's securities immediately before such transaction.

(g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

(h) "Committee" shall mean the committee as described in Section 2(a). If no Committee has been appointed, the "Committee" shall mean Worldbridge.

(i) "Consultant" shall mean a person who, prior to the Restatement Effective Date, performed bona fide services for MobileForce as a consultant or advisor, and who held one or more outstanding MobileForce Options immediately prior to the Restatement Effective Date, excluding Employees and Outside Directors.

(j) "Converted Option", shall mean a C-COR.net Option that has been converted from a MobileForce Option following the Restatement Effective Date, in accordance with the Agreement Terms.

(k) "Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(l) "Employee" shall mean any individual who was a common-law employee or former common-law employee of MobileForce and who held one or more outstanding MobileForce Options immediately prior to the Restatement Effective Date.

(m) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

(n) "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

(o) "MobileForce" shall mean MobileForce Technologies, Inc. which became, effective as of the Restatement Effective Date pursuant to the Agreement, an indirect wholly-owned subsidiary of C-COR.net. Following the Restatement Effective Date, MobileForce was converted into a limited liability company with Worldbridge as its sole member, and renamed Broadband Management Solutions, LLC.

(p) "MobileForce Option" shall mean an option to purchase the common stock of MobileForce Technologies, Inc., $0.001 par value per share, which was granted to an Employee, Outside Director or Consultant under this Plan and which was outstanding (unexpired and unexercised) immediately prior to the Restatement Effective Date.

(q) "Nonstatutory Option" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(r) "Option" or "C-COR.net Option" shall mean an ISO or Nonstatutory Option granted under the Plan (including a Converted Option) and entitling the holder to purchase Shares.

(s)  "Optionee" shall mean an individual who holds an Option.

(t) "Outside Director" shall mean a person was, prior to the Restatement Effective Date, a member of the MobileForce Board of Directors who was not an Employee, and who held one or more outstanding MobileForce Options immediately prior to the Restatement Effective Date.

(u) "Parent" shall mean any corporation (other than C-COR.net) in an unbroken chain of corporations ending with C-COR.net, if each of the corporations other than C- COR.net owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(v) "Plan" shall mean this C-COR.net Corp. Stock Option Plan (For Employees of MobileForce Technologies, Inc.). Prior to the Restatement Effective Date, the Plan was known as the MobileForce Technologies, Inc. 1997 Stock Plan.

(w)  "Restatement Effective Date" shall mean April 27, 2001.

(x) "Service" shall mean service as an Employee, Outside Director or Consultant including, with respect to an Employee, service with C-COR.net or a Parent or Subsidiary (including Broadband) on and after the Restatement Effective Date.

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

(y)  "Share" shall mean one share of Stock, as adjusted in accordance with
Section 7 (if applicable).

(z) "Stock Option Agreement" shall mean the agreement between C-COR.net and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option. The Stock Option Agreement includes and incorporates the Certificate of Assumption and Conversion executed between C-COR.net and the Optionee.

(aa) "Subsidiary" shall mean, on and after the Restatement Effective Date, MobileForce and any other corporation (other than C-COR.net) in an unbroken chain of corporations beginning with C-COR.net, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(bb) "Worldbridge" shall mean Worldbridge Broadband Services, Inc., a wholly owned subsidiary of C-COR.net, which is the sole member of Broadband.

                            SECTION 12 - Execution.

     To record the adoption of the Plan by its Board of Directors, Worldbridge has caused its authorized officer to execute the same.



                              WORLDBRIDGE BROADBAND SERVICES, INC.



                              By: /s/ William T. Hanelly
                                  ----------------------
                              Title:  Vice President

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